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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      NOVEMBER 1, 2001 (OCTOBER 29, 2001)


                             UNITED STATIONERS INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                    000-10653                36-3141189
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
     of incorporation)                                     identification no.)

                          UNITED STATIONERS SUPPLY CO.
               (Exact name of Registrant as specified in charter)

          ILLINOIS                      33-59811                36-2431718
(State or other jurisdiction    (Commission file number)     (I.R.S. employer
     of incorporation)                                      identification no.)


              2200 EAST GOLF ROAD
             DES PLAINES, ILLINOIS                           60016-1267
    (Address of Principal Executive Offices)                 (Zip Code)


       Registrants' telephone number, including area code: (847) 699-5000


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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.




ITEM 5.  OTHER EVENTS

         The Company reported net loss per share of $0.18 for its third quarter ended September 30, 2001, compared with $0.76 net income per share in the third quarter of 2000. Net loss for the latest three months was $5.9 million, compared with net income of $26.4 million in the comparable prior-year quarter. The results for the three months ended September 30, 2001, include a pre-tax restructuring charge of $47.6 million, or $0.86 per share. Net sales for the period were $951 million, down 6.4% compared with sales of $1.0 billion for the third quarter of 2000.



ITEM 7.  EXHIBITS

Exhibit 99.1
         Press release issued by the Company on October 29, 2001.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           United Stationers Inc.
                           United Stationers Supply Co.


Dated:  November 1, 2001     By: /s/ KATHLEEN S. DVORAK
                                  --------------------------------------------
                                Kathleen S. Dvorak
                                Sr. Vice President and Chief Financial Officer